EXHIBIT 99.1
“Group A”
AMENDED AND RESTATED CHANGE IN
CONTROL SEVERANCE AGREEMENT
     THIS AMENDED AND RESTATED CHANGE IN CONTROL SEVERANCE AGREEMENT (the “Agreement”) is made and entered into this 14day of November, 2006, between INSTEEL INDUSTRIES, INC., a North Carolina corporation (the “Company”), and                                          (the “Executive”). This Agreement amends, restates and supersedes the Change in Control Severance Agreement between the Company and the Executive dated May 20, 2003. Certain capitalized terms used in this Agreement are defined in Section 6.
R E C I T A L S
     The Company acknowledges that Executive is expected to make significant contributions to the growth and success of the Company. The Company also acknowledges that there exists the possibility of a Change in Control of the Company. The Company recognizes that the possibility of a Change in Control may contribute to uncertainty on the part of senior management and may result in the departure or distraction of senior management from their operating responsibilities.
     Strong and competent management of the Company is essential to advancing the best interests of the Company and its partners and its shareholders. In the event of a threat or occurrence of a bid to acquire or change control of the Company or to effect a business combination, it is particularly important that the business of the Company be continued with a minimum of disruption. The Company believes that the objective of securing and retaining strong management will be achieved if the Company’s key management employees are given assurances of employment security so that they will not be distracted by personal uncertainties and risks created by such circumstances. The purpose of this amended and restated Agreement is to amend and restate the Change in Control Severance Agreement between the Executive and the Company dated May 20, 2003 to take into account Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
     NOW, THEREFORE, in consideration of the mutual covenants and obligations herein, the Company and Executive agree as follows:
1. Effective Date. The Effective Date of this Agreement is the date set forth above.
2. Term of Agreement. The Term of this Agreement begins on the Effective Date and ends on the day before May 20, 2007. Notwithstanding the preceding sentence, the Term of this Agreement shall be extended for an additional twelve month period, as of each anniversary of May 20, 2007, unless either party gives written notice, at least ninety days prior to the applicable anniversary, that the Term of this Agreement will not be extended.
3. Right to Receive Termination Benefits. Executive shall be entitled to receive the Termination Benefits described in Section 4 if the requirements of any of the following subsections (a), (b) or (c) are satisfied:

     (a) Executive shall be entitled to receive the Termination Benefits if (i) a Change in Control occurs during the Term of this Agreement and (ii) within two years after the Control Change Date either (x) the Company terminates Executive’s employment with the Company without Cause or (y) Executive resigns from the employment of the Company and Executive has Good Reason to resign from the Company.
     (b) Executive shall be entitled to receive the Termination Benefits if (i) a Change in Control occurs during the Term of this Agreement and (ii) Executive resigns for any reason or no reason during a thirty-day period that begins on the first anniversary after the Control Change Date.
     (c) Executive shall be entitled to receive the Termination Benefits if (i) during the Term of this Agreement the Company terminates Executive’s employment without Cause and (ii) Executive’s employment is terminated in contemplation of a Change in Control.
No amounts will be payable under this Agreement unless Executive’s employment with the Company terminates or is terminated as described in one of the foregoing subsections and either (a), (b) or (c), as applicable, constitutes a Separation from Service with the Company.
4. Termination Benefits. Upon a termination of Executive’s employment in accordance with Section 3, Executive shall be entitled to receive the following payments and benefits (the “Termination Benefits”):
     (a) A lump sum payment of any accrued but unpaid salary from the Company through the date Executive’s employment terminates.
     (b) A lump sum payment of any bonus that has been earned from the Company but which remains unpaid as of Executive’s termination of employment.
     (c) A lump sum payment of two times Executive’s base salary at the rate in effect on the date of Executive’s termination of employment or, if greater, the rate in effect on the Control Change Date.
     (d) A lump sum bonus payment equal to two times the average bonus paid to Executive for the three-year period prior to Executive’s termination of employment.
     (e) Reasonable outplacement services provided by the firm selected by Executive, the cost of which will be paid by the Company; provided, however, that the Company’s obligation under this subsection (e) will not exceed $15,000.
     (f) A lump sum reimbursement for any expenses Executive incurred on behalf of the Company prior to termination of employment to the extent that such expenses are reimbursable under the Company’s standard reimbursement policies but have not been reimbursed as of Executive’s termination of employment.
     (g) Continued participation in the “employee welfare benefit plans” (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended) in which Executive participates immediately prior to Executive’s date of termination, on such terms as are then in effect, for two years following the termination of Executive’s employment with the Company and payment by the Company of the entire cost or premium for continued coverage in the Company health plan for a period of two years following Executive’s termination of employment. In the event that the continued coverage of Executive in any such employee welfare benefit plan, including without limitation, the Company health plan, is barred by its terms, the Company shall pay Executive, for two years following Executive’s termination of employment, the cash equivalent of the portion of the insurance premium or other cost charged to the Company for Executive’s participation in such employee welfare benefit plan(s), including the entire insurance premium or other cost for coverage in the Company health plan, prior to Executive’s termination of employment, plus an additional amount such that after payment of the income and employment tax liability on such payment, Executive retains an amount equal to the portion of the insurance premium or other cost charged to the Company for Executive’s participation in such employee welfare benefit plans, including the entire insurance premium or other cost for coverage in the Company health plan, prior to Executive’s termination of employment. Except as provided in Section 19, such cash payments, in lieu of coverage, shall be made in accordance with the Company’s normal payroll practices during such two-year period beginning with the first payroll payment date following the Executive’s termination of employment.
     (h) All stock options and any other stock-based awards outstanding immediately prior to Executive’s termination of employment shall immediately vest and become exercisable by Executive for the remainder of the term provided for in the agreement evidencing the stock option or award in which such options or other stock-based awards were granted.
     (i) Except as provided in Section 19, lump sum Termination Benefits shall be payable within 45 days of Executive’s termination of employment in accordance with Section 3 and the other Termination Benefits shall be payable as described above. The payment of the Termination Benefits shall be reduced by amounts required to be withheld for applicable income and employment taxes.
5. Limitation on Parachute Payments. The Termination Benefits and other payments, distributions and benefits provided by the Company for Executive’s benefit pursuant to this Agreement and under other plans, programs, and agreements may constitute Parachute Payments (as defined in Section 280G(b) of the Code that are subject to the “golden parachute” rules of Code section 280G and the excise tax of Code section 4999. The Company and Executive intend to reduce any Parachute Payments (but not any payment, distribution or other benefit that is not a Parachute Payment) if, and only to the extent that, a reduction will allow Executive to receive a greater Net After Tax Amount than he would receive absent a reduction. The remaining provisions of this Section describe how that intent will be effectuated.
     (a) The Company will first determine the amount of any Parachute Payments that are payable to Executive. The Company will also determine the Net After Tax Amount attributable to total Parachute Payments.
     (b) The Company will next determine the amount of Executive’s Capped Parachute Payments. Thereafter, the Company will determine the Net After Tax Amount attributable to Executive’s Capped Parachute Payments.

     (c) Executive shall receive the total Parachute Payments unless the Company determines that the Capped Parachute Payments will yield Executive a higher Net After Tax Amount, in which case Executive will receive the Capped Parachute Payments. If Executive will receive the Capped Parachute Payments, the total Parachute Payments will be adjusted by first reducing the amount payable under any other plan, program, or agreement that, by its terms, requires a reduction to prevent a “golden parachute” payment under Code section 280G; by next reducing Executive’s benefit, if any, under this Agreement, to the extent it is a Parachute Payment; and thereafter by reducing Parachute Payments payable under other plans and agreements (with the reductions first coming from cash benefits and then from noncash benefits). The Company will notify Executive if it determines that the Parachute Payments must be reduced to the Capped Parachute Payments and will send Executive a copy of its detailed calculations supporting that determination. The Company will pay Executive the Termination Benefits or the reduced Termination Benefits as determined in this Section 5 as described in Sections 4 and 19.
6. Certain Definitions. As used in this Agreement, certain terms have the definitions set forth below.
     (a) Acquiring Person means that a Person, considered alone or together with all Control Affiliates and Associates of that Person, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities representing at least twenty five percent (25%) of the Company’s then outstanding securities entitled to vote generally in the election of the Board.
     (b) Associate, with respect to any Person, is defined in Rule 12b-2 under the Exchange Act; provided, however, that an Associate shall not include the Company or a majority-owned affiliate of the Company.
     (c) Board means the Board of Directors of the Company.
     (d) Capped Parachute Payments means the largest amount of Parachute Payments that may be paid without liability for any excise tax under Code section 4999.
     (e) Cause means (i) willful, deliberate and continued failure by Executive (other than for reason of mental or physical illness) to perform his duties as established by the Board, or fraud or dishonesty in connection with such duties, in either case, if such conduct has a materially detrimental effect on the business operations of the Company; (ii) a material breach by Executive of his fiduciary duties of loyalty or care to the Company; (iii) conviction of any crime (or upon entering a plea of guilty or nolo contendere to a charge of any crime) constituting a felony; (iv) misappropriation of the Company’s funds or property; or (v) willful, flagrant, deliberate and repeated infractions of material published policies and regulations of the Company of which Executive has actual knowledge.
     (f) Change in Control means (i) a Person is or becomes an Acquiring Person; (ii) holders of the securities of the Company entitled to vote thereon approve any agreement with a Person (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such an agreement) that involves the transfer of more than fifty percent

(50%) of the Company’s and its affiliates’ total assets on a consolidated basis, as reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission; (iii) holders of the securities of the Company entitled to vote thereon approve a transaction (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such a transaction) pursuant to which the Company will undergo a merger, consolidation, or statutory share exchange with a company, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange, other than a transaction that results in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the Company’s voting securities carrying the right to vote in elections of persons to the Board, or such securities of such surviving entity, outstanding immediately after the closing of such transaction; (iv) the Continuing Directors cease for any reason to constitute a majority of the Board; (v) holders of the securities of the Company entitled to vote thereon approve a plan of complete liquidation of the Company or an agreement for the sale or liquidation by the Company or its affiliates of substantially all of the assets of the Company and its affiliates (or, if such approval is not required by applicable law and is not solicited by the Company, the commencement of actions constituting such a plan or the closing of such an agreement); or (vi) the Board adopts a resolution to the effect that, in its judgment, as a consequence of any one or more transactions or events or series of transactions or events, a Change in Control of the Company has effectively occurred.
     (g) Continuing Director means any member of the Board, while a member of the Board and (i) who was a member of the Board on the Effective Date or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Directors.
     (h) Control Affiliate, with respect to any Person, means an affiliate as defined in Rule 12b-2 under the Exchange Act.
     (i) Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions or events, the “Control Change Date” is the date of the last of such transactions or events in the series.
     (j) Exchange Act means the Securities Exchange Act of 1934, as amended.
     (k) Good Reason means Executive’s resignation from the employment of the Company and its affiliates on account of one or more of the following events:
          (i) a material diminution by the Board of the duties, functions and responsibilities of Executive as the PRESIDENT/CHIEF EXECUTIVE OFFICER of the Company without his consent;
          (ii) the failure of the Company to permit Executive to exercise such responsibilities as are consistent with Executive’s positions or are of a nature as are usually associated with such offices of a corporation engaged in substantially the same business as the Company;
          (iii) the Company’s causing Executive to relocate his employment more than fifty (50) miles from Mt. Airy, North Carolina, without the consent of Executive;
          (iv) the failure of the Company to make a payment when due or, if later, within 10 days after Executive has made demand for such payment;
          (v) the Company’s reduction of Executive’s (A) annual base salary, as in effect from time to time after the Effective Date; (B) bonus, such that the aggregate threshold, target, or maximum bonus projected for Executive for a fiscal year is lower than the aggregate threshold, target, or maximum bonus, respectively, projected for Executive for the immediately preceding fiscal year; or (C) employee welfare, fringe or pension benefits, other than reductions determined to be necessary to comply with the Employee Retirement Income Security Act of 1974, as amended, or to retain the tax-qualified or tax-favored status of the benefit under the Code, which determination shall be made by the Board in good faith;
          (vi) a breach of Section 10 of this Agreement;
          (vii) the Company or the Board directs Executive to engage in unlawful or unethical conduct or conduct contrary to the Company’s good business practices.
     (l) Net After Tax Amount means the amount of any Parachute Payments or Capped Parachute Payments, as applicable, net of taxes imposed under Code sections 1, 3101(b) and 4999 and any state or local income taxes applicable as in effect on the date of the payment under Section 5 of this Agreement. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Parachute Payments, as applicable, in effect for the year for which the determination is made.
     (m) Person means any human being, firm, corporation, partnership, or other entity. “Person” also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. The term “Person” does not include the Company, or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or any Related Entity, and any person or entity organized, appointed, or established by the Company or any Related Entity for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a “Person”.
     (n) Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of section 1563(a), 414(b) or 414(c) of the Code.
     (o) Separation from Service means the termination of the Executive’s employment with the Company and all Related Entities; provided, however, that the Executive will not be considered as having had a Separation from Service if (i) the Executive continues to provide services to the Company or any Related Entity as an employee at an annual rate that is at least equal to 20 percent of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is at least equal to 20 percent of the average annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period), (ii) the Executive continues to provide services to the Company or any Related Entity in a capacity other than as an employee and such services are provided at an annual rate that is 50 percent or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is 50 percent or more of the annual remuneration earned during the final three full calendar years of employment (or, if less, such lesser period) or (iii) the Executive is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) so long as the period of such leave does not exceed six months, or if longer, so long as the Executive’s right to reemployment with the Company or any Related Entity is provided either by statute or by contract. If the period of leave exceeds six months and the Executive’s right to reemployment is not provided either by statute or by contract, the Separation from Service will be deemed to occur on the first date immediately following such six-month period. For purposes of this Section 6(o), the annual rate of providing services shall be determined based upon the measurement used to determine the Executive’s base compensation. This definition of Separation from Service is intended to comply with the definition of “separation from service” as used in Section 409A(a)(2)(A)(i) of the Code and shall be interpreted accordingly.
     (p) Specified Employee generally means an employee who is (i) an officer of the Company or a Related Entity having annual compensation greater than $140,000 (with certain adjustments for inflation after 2006), (ii) a five-percent owner of the Company or a Related Entity or (iii) a one-percent owner of the Company or a Related Entity having annual compensation greater than $150,000. This definition is intended to comply with the “specified employee” rules of Section 409A(a)(2)(B)(i) of the Code and shall be interpreted accordingly.
7. Attorneys’ Fees. Executive shall be entitled to reimbursement by the Company for any attorneys’ fees and any other reasonable expenses that Executive incurs in enforcing or protecting his rights under this Agreement. Subject to Section 19, such reimbursement shall be made within thirty days following final resolution of the dispute or occurrence giving rise to such fees and expenses, regardless of whether Executive is deemed the prevailing party in the resolution of the dispute or occurrence.
8. No Assignment. Except as required by applicable law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law and any attempt to effect any such action shall be null, void and of no effect.
9. Governing Law. This Agreement shall be governed by the laws of the State of North Carolina other than its choice of law provisions to the extent that they would require the application of the laws of a State other than the State of North Carolina.

10. Successors. The Company shall require any successor to all or substantially all of the Company’s respective business or assets (whether direct or indirect, by purchase, merger, consolidation or otherwise), to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to resign from the employ of the Company and to receive the Termination Benefits and other benefits under this Agreement in the same amount and on the same terms as Executive would be entitled to hereunder if he terminated his employment for Good Reason following a Change in Control. References in this Agreement to the “Company” include the Company as herein before defined and any successor to the Company’s business, assets or both which assumes and agrees to perform this Agreement by operation of law or otherwise.
11. Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive dies while any amount remains payable to him hereunder, all such amounts shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee or other designee or, if there is none, to Executive’s estate.
12. No Employment Rights. Nothing in this Agreement confers on Executive any right to continuance of employment by the Company or any Related Entity. Nothing in this Agreement interferes with the right of the Company or a Related Entity to terminate Executive’s employment at any time for any reason whatsoever, with or without Cause, subject to the requirements of this Agreement. Nothing in this Agreement restricts the right of Executive to terminate his employment with the Company and Related Entities at any time for any reason whatsoever, with or without Good Reason.
13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together constitute one and the same instrument.
14. Entire Agreement. This Agreement expresses the whole and entire agreement between the parties with reference to the payment of the Termination Benefits and supersedes and replaces any prior agreement, understanding or arrangement (whether oral or written) by or between the Company and Executive with respect to the payment of the Termination Benefits.
15. Notices. All notices, requests and other communications to any party under this Agreement shall be in writing and shall be given to such party at its address set forth below or such other address as such party may hereafter specify for the purpose by notice to the other party:

If to Executive:	696 Montclaire Drive
Mount Airy, North Carolina 27030

If to the Company:	Insteel Industries, Inc.
1373 Boggs Drive
Mt. Airy, North Carolina 27030

Each notice, request or other communication shall be effective if (i) given by mail, seventy-two hours after such communication is deposited in the mails with first class postage prepaid, address as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section 15.
16. Modification of Agreement. No waiver or modification of this Agreement shall be valid unless in writing and duly executed by the party to be charged therewith. No evidence of any waiver or modification shall be offered or received in evidence at any proceeding, arbitration or litigation between the parties unless such waiver or modification is in writing, and duly executed. The parties agree that this Section 16 may not be waived except as herein set forth.
17. Recitals. The Recitals to this Agreement are incorporated herein and shall constitute an integral part of this Agreement.
18. Section 409A. This Agreement is intended to comply with the applicable requirements of Section 409A of the Code and shall be construed and interpreted in accordance therewith. Notwithstanding the preceding, the Company and its Related Entities shall not be liable to the Executive or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that any amount under this Agreement is subject to taxes, penalties or interest as a result of failing to comply with Section 409A of the Code.
19. Delay of Payment. Notwithstanding any other provision of this Agreement, if the Executive is a Specified Employee, to the extent necessary to comply with Section 409A of the Code, no payments or benefits (which are not otherwise exempt) may be paid or provided hereunder before the date which is six months after the Executive’s Separation from Service or, if earlier, his death. The amounts which would have otherwise been required to be paid, and the benefits which would have otherwise been provided, during such six months or, if earlier, until Executive’s death, shall be paid to Executive in one lump sum cash payment as soon as administratively practical after the date which is six months after Executive’s Separation from Service or, if earlier, after the Executive’s death. Any other payments scheduled to be made or benefits scheduled to be provided after such period shall be made or provided at the times otherwise designated in this Agreement disregarding the delay of payment for the payments and benefits described in this Section 19.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

(EXECUTIVE)

INSTEEL INDUSTRIES, INC.

By:

Name
Title